Exhibit 3.3       Articles of Incorporation of Annapolis National Bank

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                            Articles of Association
                                       OF
                            ANNAPOLIS NATIONAL BANK
                              ANNAPOLIS, MARYLAND
                         Organized ______________, 1990
                    (Chartered under the National Bank Act,
                              _____________, 1990)

                                 ARTICLE FIRST
                                 -------------

     The title of this Association will be "ANNAPOLIS NATIONAL BANK".

                                 ARTICLE SECOND
                                 --------------

     The main office shall be in Annapolis, Maryland. The general business of the Association shall be conducted at its main office and its legally established branches.

                                 ARTICLE THIRD
                                 -------------

     The Board of Directors of this Association shall consist of not less than five nor more than twenty-five members. A majority of the Board of Directors shall be necessary to constitute a quorum for the transaction of business at any Directors' meeting. Each director shall own common or preferred stock of the Association with an aggregate par value of not less than $1,000, or common or preferred stock of a bank holding company owning the Association with an aggregate par, fair market



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                                     - 2 -

or equity value of not less than $1,000,  as of either (i) the date of purchase,
(ii) the date the person became a director, or (iii) the date of that person's most recent election to the Board of Directors, whichever is greater. Any combination of preferred stock of the Association or the holding company may be used.

     Any vacancy in the Board of Directors may be filled by action of a majority of the remaining directors between meetings of shareholders. The Board of Directors may not increase the number of directors between meetings of shareholders to a number which (i) exceeds by more than two the number of directors last elected by shareholders where the number was 15 or less; and (ii) exceeds by more than four the number of directors last elected by shareholders where the number was 16 or more, but in no event shall the number of directors exceed 25.

     Terms of directors, including directors selected to fill vacancies, shall expire at the next regular meeting of shareholders at which directors are elected, unless the directors resign or are removed from office.

     Despite the expiration of a director's term, the director shall continue to serve until his or her successor is elected and qualifies, or until there is a decrease in the number of directors and his or her position is eliminated.

     Honorary or advisory members of the Board of Directors, without voting power or power of final decision in matters concerning the business of the Association, may be appointed by


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                                     - 3 -

resolution of a majority of the full Board of Directors, or by resolution of shareholders at any annual or special meeting. Honorary or advisory directors shall not be counted for purposes of determining the number of directors of the Association or the presence of a quorum in connection with any board action, and shall not be required to own qualifying shares.

                                 ARTICLE FOURTH
                                 --------------

     There shall be an annual meeting of the shareholders to elect directors and transact whatever other business may be brought before the meeting. It shall be held at the main office or any other convenient place the Board of Directors may designate, on the day of each year specified therefore in the Bylaws, or if that day falls on a legal holiday in the state in which the Association is located, on the next following banking day. If no election is held on the day fixed or in event of a legal holiday, an election may be held on any subsequent day within 60 days of the day fixed, to be designated by the Board of Directors, or, if the directors fail to fix the day, by shareholders representing two-thirds of the shares issued and outstanding. In all cases at least 10 days' advance notice of the meeting shall be given to the shareholders by first class mail.

     In all elections of directors, the number of votes each common shareholder may cast will be determined by multiplying the



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                                     - 4 -

number of shares he or she owns by the number of directors to be elected. Those votes may be cumulated and cast for a single candidate or may be distributed among two or more candidates in the manner selected by the shareholder. On all other questions, each common shareholder shall be entitled to one vote for each share of stock held by him or her.

     Nominations for election to the Board of Directors may be made by the Board of Directors or by any stockholder of any outstanding class of capital stock of the Association entitled to vote for election of directors, in a manner described in the Bylaws of the Association. No bylaw may unreasonably restrict the nomination of directors by shareholders.

     A director may resign at any time by delivering written notice to the Board of Directors, its chairperson, or to the Association, which resignation shall be effective when the notice is delivered unless the notice specifies a later effective date.

     A director may be removed by shareholders at a meeting called to remove him or her, when notice of the meeting stating that the purpose or one of the purposes is to remove him or her is provided, if there is a failure to fulfill one of the affirmative requirements for qualification, or for cause, provided, however, that a director may not be removed if the number of votes sufficient to elect him or her under cumulative voting is voted against his or her removal.


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                                     - 5 -

                                 ARTICLE FIFTH
                                 -------------

     The authorized amount of capital stock of this Association shall be 1,500,000 shares of common stock at a price of $5.00 par value each, but said capital stock may be increased or decreased from time to time according to the provisions of the laws of the United States.

     In the event of any increase in common stock of this Association by the sale of additional shares and each shareholder shall be entitled to subscribe to such additional shares of common stock in proportion to the number of shares of common stock owned at the time the increase is authorized by the shareholders, unless another time subsequent to the date of the shareholders' meeting is specified in a resolution adopted by the shareholders at the time the increase is authorized, except that the holders of the common stock shall not have any preemptive rights to purchase or subscribe for any shares of common stock for all or any part of shares of authorized but unissued common stock to be issued from time to time by this Association to be used exclusively for the implementation of any Employee Compensation Program. The Board of Directors shall have the power to prescribe a reasonable period of time within which the preemptive rights to subscribe to the new shares of capital stock must be exercised.

     Unless otherwise specified in the Articles of Association or required by law, (i) all matters requiring


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shareholder action,  including amendments to the Articles of Association must be approved by shareholders owning a majority voting interest in the outstanding shares of voting common stock, and (ii) each shareholder shall be entitled to one vote per share of common stock.

     Unless otherwise specified in the Articles of Association or required by law, all shares of voting stock shall be voted together as a class, on any matters requiring shareholder approval. If a proposed amendment would affect two or more classes or series in the same or a substantially similar way, all of the classes or series so affected, must vote together as a single voting group on the proposed amendment.

     If the capital stock is increased by a stock dividend, each shareholder shall be entitled to his or her proportionate amount of such increase in accordance with the number of shares of capital stock owned by him or her at the time the increase is authorized by the shareholders, unless another time subsequent to the date of the shareholders' meeting is specified in a resolution adopted by the shareholders at the time the increase is authorized.

     Unless otherwise provided in the Bylaws, the record date for determining shareholders entitled to notice of and to vote at any meeting is the close of business on the day before the first notice is mailed or otherwise sent to the shareholders,


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provided  that in no event  may a record  date be more than 70 days  before  the meeting.

     If a shareholder is entitled to fractional shares pursuant to preemptive rights, a stock dividend, consolidations or merger, reverse stock split or otherwise, the Association may: (i) issue fractional shares; (ii) in lieu of the issuance of fractional shares, issue script warrants entitling the holder to receive a full share upon surrendering enough script or warrants to equal a full share; (iii) if there is an established and active market in the Association's stock, make reasonable arrangements to provide the shareholder with an opportunity to realize a fair price through sale of the fraction, or purchase of the additional fraction required for a full share; (iv) remit the cash equivalent of the fraction to the shareholder; or (v) sell full shares representing all the fractions at public auction or to the highest bidder after having solicited and received sealed bids from at least three licensed stock brokers and distribute the proceeds pro rata to shareholders who otherwise would be entitled to the fractional shares. The holder of a fractional share is entitled to exercise the rights of a shareholder, including the right to vote, to receive dividends, and to participate in the assets of the Association upon liquidation, in proportion to the fractional interest. The holder of script or warrants is not entitled to any of these rights unless the script or warrants explicitly provide for such right. The script or


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                                     - 8 -

warrants may be subject to such additional conditions as: (i) that the script or warrants will become void if not exchanged for full shares before a specified date; and (ii) that the shares for which the script or warrants are exchangeable may be sold at the option of the Association and the proceeds paid to scriptholders.

     The Association, at any time and from time to time, may authorize and issue debt obligations, whether or not subordinated, without the approval of the shareholders. Obligations classified as debt, whether or not subordinated, which may be issued by the Association without the approval of shareholders, do not carry voting rights on any issue, including an increase or decrease in the aggregate number of the securities, or the exchange or reclassification of all or part of securities into securities of another class or series.

                                 ARTICLE SIXTH
                                 -------------

     The Board of Directors shall appoint one of its members president of this Association, and one of its members chairperson of the Board and shall have the power to appoint one or more vice presidents, a secretary who shall keep minutes of the directors' and shareholders' meetings and be responsible for authenticating the records of the Association, and such other officers and employees as may be required to transact the business of this Association. A duly appointed officer may appoint one or more


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                                     - 9 -

officers or assistant officers if authorized by the Board of Directors in accordance with the Bylaws.

     The Board of Directors shall have the power to:

     (1) Define the duties of the officers, employees and agents of the Association.

     (2) Delegate the performance of its duties, but not the responsibility for its duties, to the officers, employees, and agents of the Association.

     (3) Fix the compensation and enter into employment contracts with its officers and employees upon reasonable terms and conditions consistent with applicable law.

     (4)  Dismiss officers and employees.

     (5) Require bonds from officers and employees and to fix the penalty thereof.

     (6) Ratify written policies authorized by the Association's management or committees of the board.

     (7) Regulate the manner in which any increase or decrease of the capital of the Association shall be made, provided that nothing herein shall restrict the power of the shareholders to increase or decrease the capital of the Association in accordance with law, and nothing shall raise or


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                                     - 10 -

          lower from two-thirds the percentage required for shareholder approval to increase or reduce the capital.

     (8)  Manage and administer the business and affairs of the Association.

     (9) Adopt initial Bylaws, not inconsistent with law or the Articles of Association, for managing the business and regulating the affairs of the Association.

     (10) Amend or repeat Bylaws, except to the extent that the Articles of Association reserve this power in whole or in part to shareholders.

     (11) Make contracts.

     (12) Generally to perform all acts that are legal for a Board of Directors to perform.

                                ARTICLE SEVENTH
                                ---------------

     The Board of Directors shall have the power to change the location of the main office to any other place within the limits of Anne Arundel County without the approval of the shareholders, and shall have the power to establish or change the location of any branch or branches of the Association to any other location permitted under applicable law, without the approval of the shareholders subject to approval by the Office of the Comptroller of the Currency.


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                                     - 11 -


                                 ARTICLE EIGHTH
                                 --------------

     The corporate existence of this Association shall continue until terminated according to the laws of the United States.

                                 ARTICLE NINTH
                                 -------------

     The Board of Directors of this Association may call a special meeting of the shareholders at any time. Unless otherwise provided by the bylaws or the laws of the United States, or waived by shareholders, notice shall be given by first class mail, postage prepaid, mailed at least 10, and not more than 60, days prior to the date of the meeting to each shareholder of record at his/her address as shown upon the books of this Association. Unless otherwise provided by the Bylaws, any action requiring approval of shareholders must be effected at a duly called annual or special meeting.

                                 ARTICLE TENTH
                                 -------------

     Any person, his/her heirs, executors, or administrators may be indemnified or reimbursed by the Association for reasonable expenses actually incurred in connection with any action to which directors, officers or employees are parties or potential parties by reason of the performance of their official duties, in accordance with the relevant provisions of the Model


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                                     - 12 -

Business Corporation Act, as amended, 26 Bus. Law 103 (1980), as it may be amended from time to time in the future.

     PROVIDED HOWEVER, that directors, officers, or employees shall not be indemnified against expenses, penalties, or other payments incurred in an administrative proceeding or action instituted by an appropriate bank regulatory agency which proceeding or action results in a final order assessing civil money penalties or requiring affirmative action by an individual or individuals in the form of payments to the Association. The Association may, upon the affirmative vote of a majority of its Board of Directors, purchase insurance for the purpose of indemnifying its directors, officers and employees to the extent such indemnification is permissible by this Article.

                                ARTICLE ELEVENTH
                                ----------------

     These Articles of Association may be amended at any regular or special meeting of the shareholders by the affirmative vote of the holders of a majority of the stock of this Association, unless the vote of the holders of a greater amount of stock is required by law, and in that case by the vote of the holders of such greater amount. The Association's Board of Directors may propose one or more amendments to the Articles of Association for submission to the shareholders.


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     IN  WITNESS WHEREOF,  we have hereunto set our  hands this 12 day  of Dec.,
1987.

(To be signed by all organizers currently uniting to form the Association)

/s/ Charles T. Adkins                      /s/ Richard M. Lerner
-----------------------------------        -------------------------------------
CHARLES T. ADKINS                          RICHARD M. LERNER

/s/ Lawrence E. Lerner                     /s/ Richard J. Morgan
-----------------------------------        -------------------------------------
LAWRENCE E. LERNER                         RICHARD J. MORGAN

/s/ J. Kent McNew                          /s/ Lawrence W. Schwartz
-----------------------------------        -------------------------------------
J. KENT McNEW                              LAWRENCE W. SCHWARTZ